As filed with the Securities and Exchange Commission on June 2, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALCATEL LUCENT

(Exact name of Registrant as specified in its Charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

54, rue la Boétie

75008 Paris, France

(Address of principal executive offices, including zip code)

CORPORATE STOCK OPTION PLAN

(Full title of the Plan)

Steven R. Reynolds

Lucent Technologies, Inc.

600 Mountain Avenue

Murray Hill, NJ 07974

(Name and address of agent for service)

(908) 582-8500

(Telephone number, including area code, of agent for service)

Copies to:

Lauren K. Boglivi, Esq.

Proskauer Rose LLP

1585 Broadway

New York, New York 10036-8299

(212) 969-3000

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be Registered	Proposed maximum offering price per share(2)		Proposed maximum aggregate offering price(2)		Amount of registration fee(4)
Ordinary Shares, nominal value € 2 of Alcatel Lucent	31,396,783	$5.90	(3)	$185,241,019	(3)	$7,280	(3)

(1)	The shares being registered hereby may be represented by the Registrant’s American Depositary Shares.
(2)	Translated into dollars from euros based on the noon buying rate of €1.00 = $1.5560 on May 30, 2008.
(3)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the Corporate Stock Option Plan (the “Plan”), which is the U.S. dollar equivalent of €3.80
(4)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional shares of the Registrant under the Plan. Registration Statements on Form S-8 (Registration No. 333-119746, Registration No. 333-13410, Registration No. 333-108755, Registration No. 333-129288, Registration No. 333-139009 and Registration No. 333-143972) have been previously filed for the existing shares under the Plan.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 (Registration No. 333-119746, Registration No. 333-13410, Registration No. 333-108755, Registration No. 333-129288, Registration No. 333-139009 and Registration No. 333-143972) previously filed for the existing shares under the Corporate Stock Option Plan (the “Plan”) are incorporated herein by reference and made a part hereof.

1. Registration of Ordinary Shares. On March 25, 2008, the board of directors of the Registrant approved a resolution to grant an additional 31,396,783 stock options to U.S. and Canadian participants under the Plan. At a shareholders’ meeting held on May 20, 2005, the shareholders of the Registrant had approved a resolution providing for an aggregate increase of up to 6% of the total number of shares comprising the Registrant’s capital stock available for option grants.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Alcatel Lucent, a société anonyme organized under the laws of the Republic of France (the “Registrant”), under Commission File No. 1-11130, are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 20-F for the fiscal year ended December 31, 2007, filed on April 8, 2008;

(b)	(i) The description of the Registrant’s Shares and the American Depositary Shares contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) The Form 8-A incorporates by reference the description of the Shares and the American Depositary Shares under the headings “Description of Share Capital” and “Description of American Depositary Receipts” in the Registration Statement on Form F-1 (Registration No. 33-47126), as originally filed by the Registrant with the Commission under the Securities Act of 1933, as amended, on April 10, 1992. Such description is amended and updated by the information set forth under the headings “Description of Ordinary Shares” and “Description of ADSs” included in the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2007, filed on April 8, 2008; and

(iii) The description of the Registrant’s shares contained in the Registration Statement on Form F-6 (File No. 333-138770) filed by the Registrant with the Commission under the Exchange Act on November 16, 2006.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein. Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description of Document
4.1	Statuts (Articles of Association and By-Laws) of the Registrant (English translation) (incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form F-4, filed with the Commission on November 30, 2006)

4.2	Form of Amended and Restated Deposit Agreement, dated as of November 16, 2006, among Alcatel, The Bank of New York, as Depositary, and the holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit A to the Registrant’s Registration Statement on Form F-6) (File No. 333-138770)

5.1	Opinion of Nathalie Trolez, Deputy Secretary, regarding validity of the Shares

23.1	Consent of Nathalie Trolez, Deputy Secretary (included in Exhibit 5.1)

23.2	Consent of Deloitte & Associés, independent registered public accounting firm

23.3	Consent of Ernst & Young et Autres, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on June 2, 2008.

ALCATEL LUCENT

By:	/s/ Hubert de Pesquidoux
Hubert de Pesquidoux
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Hubert de Pesquidoux and Paul Wensel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 30, 2008 by the following persons in the capacities indicated.

Signature	Title

/s/ Patricia F. Russo	Chief Executive Officer and Director
Patricia F. Russo	(Principal Executive Officer)

/s/ Hubert de Pesquidoux	Chief Financial Officer
Hubert de Pesquidoux	(Principal Financial and Accounting Officer)

Chairman of the Board
Serge Tchuruk

/s/ Daniel Bernard	Director
Daniel Bernard

/s/ W. Frank Blount	Director
W. Frank Blount

Signature	Title

/s/ Jozef Cornu	Director
Jozef Cornu

Director
Linnet F. Deily

/s/ Robert E. Denham	Director
Robert E. Denham

/s/ Edward E. Hagenlocker	Director
Edward E. Hagenlocker

Director
Jean-Pierre Halbron

/s/ Sylvia Jay	Director
Sylvia Jay

/s/ Karl J. Krapek	Director
Karl J. Krapek

/s/ Daniel Lebègue	Director
Daniel Lebègue

/s/ Henry B. Schacht	Director
Henry B. Schacht

/s/ Jean-Cyril Spinetta	Director
Jean-Cyril Spinetta

/s/ Steven R. Reynolds	Authorized Representative in the United States
Steven R. Reynolds

EXHIBIT INDEX

Exhibit Number	Description
4.1	Statuts (Articles of Association and By-Laws) of the Registrant (English translation) (incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form F-4, filed with the Commission on November 30, 2006)

4.2	Form of Amended and Restated Deposit Agreement, dated as of November 16, 2006, among Alcatel, The Bank of New York, as Depositary, and the holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit A to the Registrant’s Registration Statement on Form F-6) (File No. 333-138770)

5.1	Opinion of Nathalie Trolez, Deputy Secretary, regarding validity of the Shares

23.1	Consent of Nathalie Trolez, Deputy Secretary (included in Exhibit 5.1)

23.2	Consent of Deloitte & Associés, independent registered public accounting firm

23.3	Consent of Ernst & Young et Autres, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)